Exhibit 99.1

NEWS RELEASE

Contact:	Connie Chandler
Investor Relations
Tele: 714-573-1121
Email: investor_relations@mflex.com

M-FLEX ANNOUNCES RULE 10b5-1 STOCK TRADING PLANS

Anaheim, CA, December 12, 2007 – Multi-Fineline Electronix, Inc. (NASDAQ: MFLX), a leading global provider of high-quality, technologically advanced flexible printed circuit and value-added component assembly solutions to the electronics industry, today announced that two of its executive officers have established trading plans adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 and the company’s insider trading policy.

The individuals who adopted the trading plans are Reza Meshgin, who joined M-Flex in June 1989 and since January 2004 has served as president and chief operating officer, and Thomas Lee, who joined M-Flex in 1986 and currently serves as executive vice president of operations for the company. Each of Messrs. Meshgin and Lee entered into his respective trading plan while he was not in possession of any material, nonpublic information about the company.

Mr. Meshgin, who is 44 years-old and expects to continue to serve as an executive officer of the company in the years ahead, entered into a plan which allows for transactions to take place between December 2007 and January 2009. During this period, he will exercise options covering 61,900 shares and sell the resulting shares, during certain specified time periods during plan. The options covering 10,000 of these shares will expire on January 31, 2009, with the remaining options expiring on July 11, 2009. In addition to the options subject to his trading plan, Mr. Meshgin holds options covering 85,000 shares, restricted stock units, or RSUs, covering 43,667 shares and owns 2,691 shares of M-Flex stock.

Under Mr. Lee’s plan, Mr. Lee, who is 48 years-old and expects to continue to serve as an executive officer of the company in the years ahead, will exercise options covering up to 36,334 shares and sell the resulting shares, beginning in January 2008 and continuing through September 2008, provided Mr. Lee’s price targets are achieved. In addition to the options subject to his trading plan, Mr. Lee owns 10,000 shares and holds options covering 17,131 shares and RSUs covering 8,167 shares of the company’s common stock.

Rule 10b5-1(c) allows individuals to adopt written plans when they are not in possession of any material, nonpublic information to sell shares under pre-arranged terms. The rule allows individuals adopting such plans to sell shares over a specified period of time, even if subsequent material and nonpublic information becomes available to them. Using these plans, officers and directors can gradually diversify their investment portfolios, can spread stock trades out over an extended period of time to reduce any significant market impact and can avoid concerns about whether they had material, nonpublic information when they traded in the company’s stock. Sales of stock by Messrs. Meshgin and Lee under their trading plans will be disclosed publicly through Form 144 and Form 4 filings with the U.S. Securities and Exchange Commission.

About M-Flex

M-Flex (www.mflex.com) is a global provider of high-quality, technologically advanced flexible printed circuit and value-added component assembly solutions to the electronics industry. The company is one of a limited number of manufacturers that provides a seamless, integrated end-to-end flexible printed circuit solution for customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. The company targets its solutions within the electronics market and, in particular, focuses on applications where flexible printed circuits are the enabling technology in achieving a desired size, shape, weight or functionality of an electronic device. Current applications for the company’s products include mobile phones and smart mobile devices, personal digital assistants, mobile power adapters, medical devices, computer/data storage and portable bar code scanners. M-Flex’s common stock is quoted on the Nasdaq Global Select Market under the symbol MFLX.

Certain statements in this news release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements which may be preceded by the words “will,” “expect” or similar words. For such statements, the company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the company’s expectations. Important factors that could cause actual results to differ materially from those stated or implied by the company’s forward-looking statements are disclosed in the company’s SEC reports, including its quarterly report on Form 10-Q for the third quarter of fiscal 2007. These forward-looking statements represent the company’s judgment as of the date of this release. The company disclaims any intent or obligation to update these forward-looking statements.

####

2